Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of FiberMark, Inc. (the “company”) for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Alex Kwader and John E. Hanley, the Chief Executive Officer and Chief Financial Officer, respectively, of the company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)   The Report fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: March 30, 2004	By:	/s/ Alex Kwader

Alex Kwader Chairman of the Board and Chief Executive Officer

Date: March 30, 2004	By:	/s/ John E. Hanley

Vice President and Chief Financial Officer